TBS International Limited Announces Acquisition of a Vessel

HAMILTON, Bermuda – (BUSINESS WIRE) – November 7, 2005 – TBS International Limited (NASDAQ: TBSI) announced today that it has expanded its fleet of vessels by taking delivery of the M.V. Sea Cattleya.

The M.V. Sea Cattleya, which will be renamed the Nyack Princess, is a 38,885 dwt bulk carrier that was built in 1984. It was purchased for $10.0 million under an agreement signed on October 11, 2005 and delivered in Fancheng, China on November 7, 2005.

About TBS International Limited

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

CONTACT: TBS International Limited

Ferdinand V. Lepere, 914-961-1000
Executive Vice President and Chief Financial Officer
InvestorRequest@tbsship.com